Exhibit 10.37

ADDENDUM 5

This Addendum 5 (the “Addendum”) is made and entered into this 31st day of March, 2022 to that certain SUPPLY AND OFFTAKE AGREEMENT (the “Agreement”) by and between NEW RISE RENEWABLES RENO, LLC (“Rise”), a limited liability company formed under the laws of the state of Delaware, and PHILLIPS 66 COMPANY (“Phillips 66”) a corporation incorporated under the laws of Delaware dated May 23rd, 2017.

WHEREAS, unless expressly amended below, the Parties desire that all recitals, definitions, terms and conditions shall remain unchanged and In full force and effect, now, therefore, in consideration of the premises, conditions, term and agreements contained in the Agreement, Rise and Phillips 66 hereby agree to amend the Agreement as follows:

1.       Section 2.2.1 of the Agreement is hereby amended as follows:

2.2       Term.

2.2.1	“Commencement Date Deadline” previously set to occur on or before December 27, 2019 and subsequently extended to July 31, 2022, shall be extended so that the amended Commencement Date Deadline shall be December 31, 2022.

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IN WITNESS WHEREOF, each Party hereto has caused this Addendum to be executed by its duly authorized representative.

PHILLIPS 66 COMPANY
a Delaware corporation

By:	/s/ Mark K. Kelly

Name:	Mark K. Kelly

Title:	GM, Global Heavies & Receivables Trading

NEW RISE RENEWABLES RENO, LLC
a Delaware limited liability company

By:	/s/ Randy Soule

Name:	Randy Soule

Title:	Manager

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